UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                            FORM 10-K/A

           GENERAL FORM FOR REGISTRATION OF SECURITIES

               Pursuant to Section 12(b) or (g) of
               The Securities Exchange Act of 1934


                         ASCOT GROUP INC.
        ----------------------------------------------------
       (Exact name of registrant as specified in its charter)


        DELAWARE                            113375915
        --------                            ---------
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)



CITY CENTER BELLEVUE, STE 730
500 108TH AVENUE. BELLEVUE,WA                 98004
----------------------------------            -----
(Address of principal executive offices)    (Zip Code)



Registrant's telephone number             (425) 990-6477
                                          --------------

Securities to be registered pursuant to Section 12(g) of the Act:

           Voting Common Stock   3,450,000 shares

Check here whether the issuer (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                  Yes   X       No_______

As of June 30, 1998, the following shares of the Registrant's common stock were issued and outstanding:

       Voting common stock        3,450,000


Traditional Small Business Disclosure
(check one): Yes  X      No

INDEX

ITEMS                                                 PAGE

Item 1. BUSINESS                                       3

Item 2. FINANCIAL INFORMATION                          5

Item 3. PROPERTIES                                     11

Item 4. SECURITY OWNERSHIP OF   CERTAIN BENEFICIAL
        OWNERS AND MANAGEMENT                          11

Item 5. DIRECTORS AND EXECUTIVE OFFICERS               12

Item 6. EXECUTIVE COMPENSATION                         13

Item 7. CERTAIN RELATIONSHIPS AND RELATED
        TRANSACTIONS                                   14

Item 8. LEGAL PROCEEDINGS                              15

Item 9. MARKET PRICE OF AND DIVIDENDS ON THE
        REGISTRANT'S COMMON EQUITY AND RELATED
        STOCKHOLDER MATTER                             15

Item 10. RECENT SALES OF UNREGISTERED SECURITIES       15

Item 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO
         BE REGISTERED                                 15

Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS     15

Item 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA   15

Item 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
         ON ACCOUNTING AND FINANCIAL DISCLOSURE        22

Item 15. FINANCIAL STATEMENTS AND EXHIBITS             22

         SIGNATURES                                    24

Item 1.   DESCRIPTION OF THE BUSINESS

HISTORY AND ORGANIZATION

ASCOT GROUP INC. (the "Company") was organized on August 16,
1996 as Express Finance Inc., under the laws of the State of Delaware, having the stated purpose of engaging in any lawful act or activity for which corporations may be organized. On August 26, 1998, the Company changed its name from Express Finance Inc., to Ascot Group Inc.

The Company was formed to act as the United States holding company for Mayhem Ltd. a UK corporation. Mayhem is a young persons department store designed to be visually exciting and fashionable without being frivolous. Mayhem intended to open its first store in Summer 1996 with further openings geared to the success of the launch with a maximum of 20 stores in the whole UK to maintain exclusivity.

By a Private Placement Memorandum under Rule 504 dated September, 10, 1996 the company raised $29,000 through the sale of 2,900,000 shares of common stock to fund expansion and refund existing indebtedness. In the event the company found suitable premises but was unable to attract a satisfactory standard of management to develop the concept and decided to investigate other opportunities in the retail sector. An offer was made for a group trading in southern and central England with four main Post Office franchises and agreement with the a post office for a further four main offices in 1997. The election of a Labor government in May 1997 resulted in a change of policy away from further franchising and it was decided not to pursue this opportunity. As a result the Company is now being made available by the major shareholders for merger or acquisition. The company has not engaged in active trade or business throughout the period 1996 to 1998.

The present promoters of the Company acquired the majority of the shares in April 1997 and are, the President of the Company, L J Boyne, and a major shareholder, namely Wing Capital Ltd. The company is currently inactive and the directors are now determined that the Company should become active in seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses. The Company has began to consider and investigate potential business opportunities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The Company is a development stage company and its principal business purpose is to locate and consummate a merger or acquisition with a private entity. Because of the Company's current status having no assets and no recent operating history, in the event the Company does successfully acquire or merge with an operating business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources, it may be difficult to find favorable opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

Any target acquisition or merger candidate of the Company will become subject to the same reporting requirements as the Company upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years or, in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to acquire or merge with an operating business, develop sustaining business opportunities or acquire property that will be of material value to the Company. In the opinion of management, inflation has not and will not have a material affect on the operations of the Company as it does not currently have any significant assets, debt or income.

Because the Company lacks funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as the Company begins to generate sufficient income to cover such expenses. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will forego any compensation until such time as the

Company begins to generate sufficient income to cover such
expenses.   However, if the Company engages outside advisors or
consultants in search for business opportunities, it may be necessary for the Company to attempt to raise additional funds.

There is no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

In the event the Company consummates a merger transaction or acquisition, the Company believes that there will be a change in
control in the Company.   The Company believes that any merger
would include the new issuance of common stock in the Corporation to a potential merger candidate followed by a reverse split of the Company's issued common stock thereby effectively passing control of the Company to the merged candidate.

The Company will not borrow funds for the purpose of funding payments to the Company's promoters, management or their affiliates or associates. Any funds borrowed by the Company will be utilized to pay statutory, legal and accountant fees expended by the Company.

The Company does not foresee that any terms of sale of the shares presently held by officers and/or directors of the Company will also be afforded to all other shareholders of the Company on similar terms and conditions.

Management does not anticipate actively negotiating or otherwise consenting to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition. In such an instance, all shareholders are to be treated equally. This policy is upheld by the inclusion of a resolution of the Board of Director's of the Company, contained in the Company's minutes. In the event management wishes to actively negotiating or otherwise consenting to the purchase of any portion of their common stock as a condition to or in connection with a proposed merger or acquisition, this would need to be disclosed to the Board of Directors and entered into the Company's minutes. The company's shareholders will be afforded an opportunity to approve or consent to any particular stock buy-out transaction or merger.

YEAR 2000 DISCLOSURE

The Company is aware of the Year 2000 issue and states that it currently does not maintain any material active operations which it foresees will be impacted by the Year 2000 problem.
Management therefore does not anticipate that the company will be affected by this issue, financially or otherwise. This disclosure complies with the directives of the Securities and Exchange Commission, specifically Staff Legal Bulletin No. 5 (CF/IM), regarding Year 2000 issues.

Item 2.    FINANCIAL INFORMATION

REPORT OF INDEPENDENT AUDITORS
To the Board of Directors and Stockholders of Ascot Group, Inc.

We have audited the accompanying balance sheet of Ascot Group, Inc. as of June 30, 1998, and the related statements of income, cash flows and stockholders' equity, for the year then ended, and for the period from August 16, 1996 (inception) to June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ascot Group Inc. as of June 30, 1998, and the results of its operations and its cash flows for the year then ended and for the period from August 16, 1996 (inception) to June 30, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has losses form operations and a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

Peter J. Repetti
New York, New York
August 22, 1998

                        ASCOT GROUP, INC.
                  (A Development Stage Company)
                          BALANCE SHEET
                          JUNE 30, 1998



ASSETS
Current Assets
  Cash                                   $   0
  Other Current Assets                       0
                                        ----------
  Total Current Assets                       0

  Other Assets                               0
                                        ----------
  Total Assets                           $   0


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
 Accounts Payable                        $   0
 Accrued Expenses                       12,450
                                       -----------
 Total Current Liabilities             $12,450

 Other Liabilities                           0
                                       -----------
 Total Liabilities                     $12,450

 Stockholders' Equity
  Common Stock, $.001 par value,
  Authorized 25,000.000 Shares;
  Issued and Outstanding 3,450,000
  Shares                                 3,450
 Additional Paid in Capital             39,550
 Deficit Accumulated During
  the Development Stage                (55,450)

                                       -----------
 Total Stockholders' Equity            (12,450)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)         $     0

The accompanying notes are an integral part of these financial statements

                        ASCOT GROUP, INC.
                  (A Development Stage Company)
                   CONDENSED STATEMENT OF LOSS
                 FOR THE YEAR ENDED JUNE 30, 1998



                               For the Year            From
                                  Ended            Inception to
                              June 30, 1998        June 30, 1998
                              -------------        -------------
TOTAL REVENUES:                $      0             $      0
                                ----------           ----------

OPERATING EXPENSES:
Accounting                        2,400                2,400
Legal                            10,000               10,000
Rent                              4,800                9,000
Filing Fee                           50                   50
Other Start Up Costs                  0               34,000
                                ----------           ----------

Total Operating Expenses         17,250               55,450
                                ----------           ----------

Operating Loss                 $(17,250)            $(55,450)
                                ----------           ----------

OTHER INCOME (EXPENSES):
Other Income                          0                    0
                                ----------           ----------
NET LOSS                       $(17,250)            $(55,450)

NET LOSS  PER SHARE            $  (0.01)              $(0.02)
                                ----------           ----------

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING           3,450,000            3,535,137
                                ----------           ----------

The accompanying notes are an integral part of these financial statements.


                         ASCOT GROUP, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
                FOR THE YEAR ENDED JUNE 30, 1998

                               For the Year            From
                                  Ended            Inception to
                              June 30, 1998        June 30, 1998
                              -------------        -------------

CASH FLOWS FROM
OPERATING ACTIVITIES

Net Loss                      $(17,250)              $(55,450)
                               --------               --------

Adjustments to Reconcile Net
Loss to Net Cash Used in
Operating Activities:
Changes in Assets and
Liabilities Increase in
Accounts Payable and Accrued
Expenses                        12,450                 12,450
                               --------               --------

Total Adjustments               12,450                 12,450
                               --------               --------

Net Cash Used in
Operating Activities            (4,800)               (43,000)
                               --------               --------

CASH FLOWS FROM
FINANCING ACTIVITIES:

Additional Paid In Captial
    (Note 2)                     4,800                  9,000
Proceeds from Insurance of
Common Stock                         0                 34,000
                               --------               --------

Net Cash Provided by
Financing Activities                 0                 43,000
                               --------               --------

Net Change in Cash                   0                      0

Cash at Beginning of Period          0                      0

Cash at End of Period          $     0                $     0
                               --------               --------

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
  Cash Paid During the Period
  for Interest Expense         $     0                $     0
                               --------               --------
  Corporate Taxes              $     0                $     0
                               --------               --------

The accompanying notes are an integral part of these financial statements.


                             ASCOT GROUP, INC.
                       (A Development Stage Company)
               STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                     FOR THE YEAR ENDED JUNE 30, 1998




     Total
                    COMMON STOCK ISSUED    Additional
Accumulated Shareholders'
                    SHARES    PAR VALUE    Paid in Cap    Deficit
    Equity

-------------------------------------------------------------

ISSUANCE OF
5,000,000
SHARES
AUGUST 29, 1996     5,000,000   $ 5,000      $     0      $     0
   $   5,000

ISSUANCE OF
2,900,000
SHARES
OCTOBER
25, 1996            2,900,000     2,900       26,100            0
      29,000

REVERSE
STOCK SPLIT
JANUARY
20, 1997           (3,400,000)   (3,400)       3,400            0
           0

CANCELLATION
OF 1,050,000
SHARES
JANUARY
20, 1997           (1,050,000)   (1,050)       1,050            0
           0

NET LOSS
FOR THE
PERIOD FROM
INCEPTION TO
JUNE 30, 1997               0         0        4,200
(38,200)      (38,200)

-----------------------------------------------------------
BALANCE
JULY 1, 1997         3,450,000    3,450       34,750
(38,000)            0

NET LOSS
FOR THE
YEAR ENDED
JUNE 30, 1998                0        0        4,800
(17,250)      (12,450)

-----------------------------------------------------------
BALANCE
JUNE 30, 1998        3,450,000   $3,450      $39,550
$(55,450)     $(12,450)

The accompanying notes are an integral part of these financial statements.

/TABLE

                           ASCOT GROUP, INC.
                     (A Development Stage Company)
                        SELECTED FINANCIAL DATA
                    FOR THE YEAR ENDED JUNE 30, 1998

                                    For the Year             From
                                        Ended
Inception to
                                   June 30, 1998        June 30,
1998
                                   -------------
-------------


OPERATING REVENUE                        $     0          $     0

(Loss) from continuing operations        (17,250)
(38,200)

(Loss) from continuing operations
       per common share                    (0.01)
(0.01)

Total Assets                             $     0          $     0

Long-term obligations and redeemable

Preferred stock                          $     0          $     0

Cash Dividends declared per
Common share                             $     0          $     0



The accompanying notes are an integral part of these financial statements.


                        ASCOT GROUP, INC.
                   (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1998

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A. DESCRIPTION OF COMPANY: Ascot Group Inc. ("the Company") is a for-profit corporation incorporated under the laws of the State of Delaware on August 16, 1996. Ascot Group Inc.'s principle objective is to develop a retail company in Europe using developed North American concepts which have commonly been five years ahead of Europe. The mission will be realized by using a range of master franchises and local franchises to develop high quality retail outlets using the best available management in the country concerned. Strategic partnerships with leading retailers are being investigated.

B. BASIS OF PRESENTATION: Financial statements are prepared on the accrual basis of accounting. Accordingly revenue is recognized when earned and expenses when incurred.

C. CASH AND CASH EQUIVALENTS: For purposes of the statements of cash flows, the Company considers all short-term investments with maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Note 3.

NOTE 2 - USE OF OFFICE SPACE
The Company uses 1,000 square feet of space for its executive offices at Talbot House, High Street, Crowthorne, Berks, UK which it receives from one of its shareholders at no cost. The company also used 1,000 square feet of office space for executive offices in Belleview, WA which it also receives from one of its shareholders at no cost. The fair market value of each of these offices is $200 per month, which is reflected as an expense with a corresponding credit to contributed capital.

NOTE 3 - LIQUIDITY
The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income.

The Company established its office in Crowhthorne, UK in early
1997 when it began the initial development of its business plan.
The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage.

As a result, the Company had from time of inception to June 30, 1998 no revenue and a net loss from operations of $55,450. As of June 30, 1998, the Company had a net capital deficiency of $12,450.

The company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with start up and trading of retail outlets. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. Ascot Group, Inc. does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months, however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to find and consummate a merger or business acquisition in order to maximize the benefit of ownership by shareholders in the Company.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources, it may be difficult to find favorable opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

Because the Company lacks funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as the Company begins to generate sufficient income to cover such expenses. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will forego any compensation until such time as the Company begins to generate sufficient income to cover such
expenses.   However, if the Company engages outside advisors or
consultants in search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. There is no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

NOTE 4 - EARNINGS PER SHARE

                             For the Year        From Inception
                                Ended                  To
                            June 30, 1998         June 30, 1998
                          --------------------------------------
      Net Loss per share       $(0.01)              $(0.02)


NOTE 5 - CANCELLATION OF SHARES

After the Company completed a Regulation D 504 Offering, Technology Finance, the holder of 2,844,830 shares of common stock, surrendered 1,044,830 shares back to the Company on January 20, 1997. Technology Finance and the Company believed that by canceling this amount of shares, the shareholders of the Company who subscribed to the 504 Offering would own a greater percentage of the Company. Both Technology Finance and the Company agreed that this would make the Company more attractive to potential investors and would increase the Company's potential to consummate a successful merger or business acquisition.

Item 3.    DESCRIPTION OF PROPERTY

The company's administrative offices are located at Talbot House, High Street, Crowthorne, Berks, United Kingdon and also in Bellevue, Washington. The Company's office in Bellevue, WA is utilized as a base to contact potential merger and acquisition candidates and to service the Company's administrative needs.
The United Kingdom office is also utilized as a base to identify potential merger and acquisition candidates and to service the Company's administrative needs.

Item 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
           AND MANAGEMENT

The following table sets for the information, to the best knowledge of the Company as of June 30, 1998, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

Name and Address of      Amount and Nature of            Percent
Beneficial Owner         Beneficial Ownership            of Class
----------------         --------------------            --------
Wing Capital Ltd.
Talbot House High Street
Crowthorne, UK                   530,582                  15.4%

Channing Investments Ltd.
S8 Int. Business Center
Casemates Main Street
Gibraltar                        249,000                   7.2%

Bradwall
S8 Int.  Business Center
Casemates Main Street
Gibraltar                        223,500                   6.5%

Win Capital Corp
26 Ludlum Avenue
Bayville, NY 11709               200,000                   5.8%

The Company has been advised that each of the persons listed above has sole voting, investment, and dispositive power over the share indicated above. Percent of Class (third column above) is based on 3,450,000 shares of common stock outstanding on June 30, 1998.

L.J. Boyne, director and president of the Company, holds 85,225 shares of common stock, and is also a beneficial owner of 20% of the common stock of Bradwall Ltd., which is a shareholder of the Company. Alan G.R. Bowen, the Company's secretary, treasurer and director, holds 82,300 shares of common stock and is a beneficial owner of 30% of the common stock of Bradwall Ltd., which is a shareholder of the Company.

ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS

                           Position(s) Held and
Name                 Age    Duration of Service   Family Relation
----------------     ---    -------------------   ---------------

Linden J H Boyne     54     President and Director        None
Alan G R Bowen       54     Secretary-Treasurer
                            and Director                  None

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respects to the election of directors.

Set forth below is certain biographical information regarding the Company's executive officers and directors:

Linden J H Boyne has been President and director of the Company since 1997. Prior to working with the Company, he spent 10 years with Unigate starting as a Management Trainee and becoming Group Buyer and Retail General Manager for that company's retail group in Scotland. He joined NSS Newsagents in 1973 as a Regional Director and was subsequently appointed to the Board and became Retail Managing Director two years before the Group was taken over by Gallahers Tobacco. L.J. Boyne has been a secretary in Alexander Wolfe, Inc., and Medic Media, Inc. during the past five years.


Alan G.R. Bowen, the Company's secretary, treasurer and director since 1997, is a graduate in Mathematics from Birmingham University and worked as a graduate trainco for Unilever before moving into retailing with British Shoe Corporation, part of the Sears Group. In 1971, he joined NSS Newsagents and progressed to become Retail Director and then Group Managing Director. He left NSS Newsagents after it was taken over by Gallahers Tobacco and formed an independent Mayfair Cards, a greetings card company, which subsequently led him to found Ascot Group. Alan G.R. Bowen is also a director of Mayfair Cards (Waterlooville) Limited, a United Kingdom Corporation.

To the knowledge of management, during the past five years, no present or former director or executive officer of the Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him form or otherwise limiting, the following activities:
(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;


(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in subsequently reversed, suspended, or vacate;

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in connection therewith, directors, officers, and beneficial owners of more than 10% of the Company's Common Stock are required to file on a timely basis certain reports under Section 16 of the Exchange Act as to their beneficial ownership of the Company's Common Stock. The following table sets forth, as of the date of this report, the name and relationship of each person who is required to file on a timely basis any reports required pursuant to Section 16 of the Exchange Act:

Name                 Position                  Report to be filed
----                 --------                  ------------------
Wing Capital Ltd.   10% or greater                Form 3
                    beneficial owner


Item 6.    EXECUTIVE COMPENSATION

SUMMARY

The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees for the year ended April 30,1998, nor at any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future. It is intended that the Company's directors will forego any compensation until such time as an accusation or merger can be accomplished and will strive to have the business opportunity provide their remuneration. As of the date hereof, no person has accrued any compensation from the Company.

COMPENSATION TABLE: None; no form of compensation was paid to any officer or director at any time during the last two fiscal years.

CASH COMPENSATION
There was no cash compensation paid to any director or executive officer of the Company during the two fiscal years ended June 30, 1998.

BONUSES AND DEFERRED COMPENSATION: None.

COMPENSATION PURSUANT TO PLANS: None.

PENSION TABLE: None.

OTHER COMPENSATION: None.

COMPENSATION OF DIRECTORS: None.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT:
There are no compensatory plans or arrangements of any kind, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

Item 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
TRANSACTIONS WITH MANAGEMENT AND OTHERS.

To the best of Management's knowledge, during the fiscal year ended December 31, 1996 and 1997, there were no material transactions, or series of similar transactions, since the beginning the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

The Company has obtained an advance of funds from Wing Capital Limited which is utilized to cover the statutory obligations and administrative expenses of the Company. The terms of advancement allow Wing Capital Limited to advance to the Company funds up to a limit of $50,000 to enable the Company to comply with statutory filings and to enable the Company to pursue the consummation of a potential merger or business acquisition. These funds will be repayable either in cash or securities upon the consummation of a potential merger or business acquisition.

The Company uses 1,000 square feet of space for its executive offices at Talbot House, High Street, Crowthorne, Berks, United Kingdom which it receives from one of its shareholders at no cost. This office space is used by management to operate from to identify and to communicate with possible merger or business acquisition candidates. The Company's United Kingdom administration needs are also conducted from this office. The Company also utilizes similar space in Bellevue, Washington to address administrative needs in the United States. Once a merger or business acquisition has taken place, alternative arrangements will be sought.


CERTAIN BUSINESS RELATIONSHIPS:

During the fiscal years ended June 30, 1997 and 1998, there were no material transactions between the Company and its management.

INDEBTEDNESS OF MANAGEMENT:
To the best of Management's knowledge, during the fiscal years ended June 30, 1996 and 1997, there were no material transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

TRANSACTIONS WITH PROMOTERS:
To the best Knowledge of management, no such transactions exist.


Item 8.     LEGAL PROCEEDINGS
No legal proceedings are pending at this time.


Item 9. MARKET PRICE OF AND DIVIDENDS FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
The Company is not aware of any quotations for its common stock, now or at any time within the past two years. At June 30, 1998, there were approximately 153 holders of record of the issued and outstanding shares of Issuer's common stock. Issuer has never paid a dividend on its outstanding equity. The Company currently has no established public trading market for its common stock.


Item 10.    RECENT SALES OF UNREGISTERED SECURITIES
No recent sales of unregistered securities at this time.


Item 11.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
            REGISTERED

The securities of the registrant to be registered are 3,450,000 shares of voting common stock, $.001 par value.


Item 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

No indemnification of directors and officers at this time.


Item 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
           FINANCIAL INFORMATION

REPORT OF INDEPENDENT AUDITORS
To the Board of Directors and Stockholders of Ascot Group, Inc. (A Development Stage Company)

We have audited the accompanying balance sheet of Ascot Group, Inc. as of June 30, 1998, and the related statements of income, cash flows and stockholders' equity, for the year then ended, and for the period from August 16, 1996 (inception) to June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ascot Group Inc. as of June 30, 1998, and the results of its operations and its cash flows for the year then ended and for the period from August 16, 1996 (inception) to June 30, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has losses form operations and a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result form the outcome of this uncertainty.

Peter J. Repetti
New York, New York
August 22, 1998

                        ASCOT GROUP, INC.
                  (A Development Stage Company)
                          BALANCE SHEET
                          JUNE 30, 1998



ASSETS
Current Assets
  Cash                                   $   0
  Other Current Assets                       0
                                        ----------
  Total Current Assets                       0

  Other Assets                               0
                                        ----------
  Total Assets                           $   0


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
 Accounts Payable                        $   0
 Accrued Expenses                       12,450
                                       -----------
 Total Current Liabilities             $12,450

 Other Liabilities                           0
                                       -----------
 Total Liabilities                     $12,450

 Stockholders' Equity
  Common Stock, $.001 par value,
  Authorized 25,000.000 Shares;
  Issued and Outstanding 3,450,000
  Shares                                 3,450
 Additional Paid in Capital             39,550
 Deficit Accumulated During
  the Development Stage                (55,450)

                                       -----------
 Total Stockholders' Equity            (12,450)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)         $     0

The accompanying notes are an integral part of these financial statements
/TABLE

                        ASCOT GROUP, INC.
                  (A Development Stage Company)
                   CONDENSED STATEMENT OF LOSS
                 FOR THE YEAR ENDED JUNE 30, 1998



                               For the Year            From
                                  Ended            Inception to
                              June 30, 1998        June 30, 1998
                              -------------        -------------
TOTAL REVENUES:                $      0             $      0
                                ----------           ----------

OPERATING EXPENSES:
Accounting                        2,400                2,400
Legal                            10,000               10,000
Rent                              4,800                9,000
Filing Fee                           50                   50
Other Start Up Costs                  0               34,000
                                ----------           ----------

Total Operating Expenses         17,250               55,450
                                ----------           ----------

Operating Loss                 $(17,250)            $(55,450)
                                ----------           ----------

OTHER INCOME (EXPENSES):
Other Income                          0                    0
                                ----------           ----------
NET LOSS                       $(17,250)            $(55,450)

NET LOSS  PER SHARE            $  (0.01)              $(0.02)
                                ----------           ----------

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING           3,450,000            3,535,137
                                ----------           ----------

The accompanying notes are an integral part of these financial statements.

/TABLE

                         ASCOT GROUP, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
                FOR THE YEAR ENDED JUNE 30, 1998

                               For the Year            From
                                  Ended            Inception to
                              June 30, 1998        June 30, 1998
                              -------------        -------------

CASH FLOWS FROM
OPERATING ACTIVITIES

Net Loss                      $(17,250)              $(55,450)
                               --------               --------

Adjustments to Reconcile Net
Loss to Net Cash Used in
Operating Activities:
Changes in Assets and
Liabilities Increase in
Accounts Payable and Accrued
Expenses                        12,450                 12,450
                               --------               --------

Total Adjustments               12,450                 12,450
                               --------               --------

Net Cash Used in
Operating Activities            (4,800)               (43,000)
                               --------               --------

CASH FLOWS FROM
FINANCING ACTIVITIES:

Additional Paid In Captial
    (Note 2)                     4,800                  9,000
Proceeds from Insurance of
Common Stock                         0                 34,000
                               --------               --------

Net Cash Provided by
Financing Activities                 0                 43,000
                               --------               --------

Net Change in Cash                   0                      0

Cash at Beginning of Period          0                      0

Cash at End of Period          $     0                $     0
                               --------               --------

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
  Cash Paid During the Period
  for Interest Expense         $     0                $     0
                               --------               --------
  Corporate Taxes              $     0                $     0
                               --------               --------

The accompanying notes are an integral part of these financial statements.

/TABLE

                             ASCOT GROUP, INC.
                       (A Development Stage Company)
               STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                     FOR THE YEAR ENDED JUNE 30, 1998





    Total
                    COMMON STOCK ISSUED    Additional Accumulated
Shareholders'
                    SHARES    PAR VALUE    Paid in Cap    Deficit
   Equity


------------------------------------------------------------

ISSUANCE OF
5,000,000
SHARES
AUGUST 29, 1996     5,000,000   $ 5,000      $     0      $     0
  $   5,000

ISSUANCE OF
2,900,000
SHARES
OCTOBER
25, 1996            2,900,000     2,900       26,100            0
     29,000

REVERSE
STOCK SPLIT
JANUARY
20, 1997           (3,400,000)   (3,400)       3,400            0
          0

CANCELLATION
OF 1,050,000
SHARES
JANUARY
20, 1997           (1,050,000)   (1,050)       1,050            0
          0

NET LOSS
FOR THE
PERIOD FROM
INCEPTION TO
JUNE 30, 1997               0         0        4,200     (38,200)
    (38,200)


-----------------------------------------------------------
BALANCE
JULY 1, 1997         3,450,000    3,450       34,750     (38,000)
          0

NET LOSS
FOR THE
YEAR ENDED
JUNE 30, 1998                0        0        4,800     (17,250)
    (12,450)


-----------------------------------------------------------
BALANCE
JUNE 30, 1998        3,450,000   $3,450      $39,550    $(55,450)
   $(12,450)

The accompanying notes are an integral part of these financial statements.


                           ASCOT GROUP, INC.
                     (A Development Stage Company)
                        SELECTED FINANCIAL DATA
                    FOR THE YEAR ENDED JUNE 30, 1998

                                        For the Year
From
                                          Ended
Inception to
                                        June 30, 1998    June 30,
1998
                                        -------------
-------------


OPERATING REVENUE                        $     0           $
0

(Loss) from continuing operations        (17,250)
(38,200)

(Loss) from continuing operations
       per common share                    (0.01)
(0.01)

Total Assets                             $     0           $
0

Long-term obligations and redeemable

Preferred stock                          $     0           $
0

Cash Dividends declared per
Common share                             $     0           $
0


The accompanying notes are an integral part of these financial statements.


                        ASCOT GROUP, INC.
                   (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1998

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A. DESCRIPTION OF COMPANY: Ascot Group Inc. ("the Company") is a for-profit corporation incorporated under the laws of the State of Delaware on August 16, 1996. Ascot Group Inc.'s principle objective is to develop a retail company in Europe using developed North American concepts which have commonly been five years ahead of Europe. The mission will be realized by using a range of master franchises and local franchises to develop high quality retail outlets using the best available management in the country concerned. Strategic partnerships with leading retailers are being investigated.

B. BASIS OF PRESENTATION: Financial statements are prepared on the accrual basis of accounting. Accordingly revenue is recognized when earned and expenses when incurred.

C. CASH AND CASH EQUIVALENTS: For purposes of the statements of cash flows, the Company considers all short-term investments with maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Note 3.

NOTE 2 - USE OF OFFICE SPACE
The Company uses 1,000 square feet of space for its executive offices at Talbot House, High Street, Crowthorne, Berks, UK which it receives from one of its shareholders at no cost. The company also used 1,000 square feet of office space for executive offices in Belleview, WA which it also receives from one of its shareholders at no cost. The fair market value of each of these offices is $200 per month, which is reflected as an expense with a corresponding credit to contributed capital.

NOTE 3 - LIQUIDITY
The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income.

The Company established its office in Crowhthorne, UK in early
1997 when it began the initial development of its business plan.
The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage.

As a result, the Company had from time of inception to June 30, 1998 no revenue and a net loss from operations of $55,450. As of June 30, 1998, the Company had a net capital deficiency of $12,450.

The company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with start up and trading of retail outlets. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. Ascot Group, Inc. does not have a working capital line of credit with any financial institution. Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. The Company anticipates that its existing capital resources will enable it to maintain its current implemented operations for at least 12 months, however, full implementation of its business plan is dependent upon its ability to raise substantial funding. Management's plan is to find and consummate a merger or business acquisition in order to maximize the benefit of ownership by shareholders in the Company.

The selection of a business opportunity in which to participate is complex and risky. Additionally, as the Company has only limited resources, it may be difficult to find favorable opportunities. There can be no assurance that the Company will be able to identify and acquire any business opportunity which will ultimately prove to be beneficial to the Company and its shareholders. The Company will select any potential business opportunity based on management's business judgment.

Because the Company lacks funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as the Company begins to generate sufficient income to cover such expenses. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will forego any compensation until such time as the Company begins to generate sufficient income to cover such
expenses.   However, if the Company engages outside advisors or
consultants in search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. There is no assurance that the Company will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

NOTE 4 - EARNINGS PER SHARE

                             For the Year        From Inception
                                Ended                  To
                            June 30, 1998         June 30, 1998
                          --------------------------------------
      Net Loss per share       $(0.01)              $(0.02)


NOTE 5 - CANCELLATION OF SHARES

After the Company completed a Regulation D 504 Offering, Technology Finance, the holder of 2,844,830 shares of common stock, surrendered 1,044,830 shares back to the Company on January 20, 1997. Technology Finance and the Company believed that by canceling this amount of shares, the shareholders of the Company who subscribed to the 504 Offering would own a greater percentage of the Company. Both Technology Finance and the Company agreed that this would make the Company more attractive to potential investors and would increase the Company's potential to consummate a successful merger or business acquisition.

Item 14.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
             ACCOUNTING AND FINANCIAL DISCLOSURE
No changes in and disagreements with accountants on accounting and financial disclosure.


Item 15.     FINANCIAL STATEMENTS, EXHIBITS AND
             REPORTS ON FORM 8-K

(A) FINANCIAL STATEMENTS
The Following financial statements are filed as part of this registration statement:

    Balance Sheet
    Statement of Loss
    Statement of Cash Flows
    Statement of Shareholders' Equity (Deficit)
    Selected Financial Data

(B) EXHIBITS AND INDEX OF EXHIBITS
The following exhibits are included in Item 13(c). Other exhibits have been omitted since the required information is not applicable to the registrant.

EXHIBIT

   3         Certificate of incorporation and by-laws

   27        Financial Data Schedule


(C) REPORTS ON FORM 8-K
No Report on Form 8-K was filed during the fourth quarter of the period for which this Annual Report is filed.

The Company filed a From 10-K through a filing agent, Merrill/Corporate New York. The filing agent incorrectly termed the Form 10-K as a "Form 10-12g" during its filing.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Ascot Group, Inc.
-----------------
(Registrant)
Date: October 31, 1998

By: /s/ L.J. Boyne
    --------------
    President